                                                                    Exhibit 99.3

                               NTL INCORPORATED

 OFFER FOR ALL OUTSTANDING 9 1/2% SENIOR NOTES DUE 2008 IN EXCHANGE FOR 9 1/2%
                        SERIES B SENIOR NOTES DUE 2008
                                      AND
                 10 3/4% SENIOR DEFERRED COUPON NOTES DUE 2008
                                IN EXCHANGE FOR
            10 3/4% SERIES B SENIOR DEFERRED COUPON NOTES DUE 2008
                                      AND
                 9 3/4% SENIOR DEFERRED COUPON NOTES DUE 2008
                                IN EXCHANGE FOR
             9 3/4% SERIES B SENIOR DEFERRED COUPON NOTES DUE 2008

To Our Clients:

  Enclosed for your consideration is a prospectus dated    , 1998 (the
"Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of NTL Incorporated (the "Company") to exchange (i) an aggregate principal amount of up to (Pounds)125,000,000 of its 9 1/2% Series B Senior Notes Due 2008 for a like principal amount of its issued and outstanding 9 1/2% Senior Notes Due 2008 (the "Old Sterling Senior Notes"), (ii) an aggregate principal amount at maturity of up to (Pounds)300,000,000 of its 10 3/4% Series B Senior Deferred Coupon Notes Due 2008 for a like principal amount at maturity of its issued and outstanding 10 3/4% Senior Deferred Coupon Notes Due 2008 (the "Old Sterling Deferred Coupon Notes"), and (iii) an aggregate principal amount at maturity of up to $1,300,000,000 of its 9 3/4% Series B Senior Deferred Coupon Notes Due 2008 for a like principal amount of its issued and outstanding 9 3/4% Senior Deferred Coupon Notes Due 2008 (the "Old USD Deferred Coupon Notes" and together with the Old Sterling Senior Notes and the Old Sterling Deferred Coupon Notes, the "Old Notes") upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the registration rights agreements in respect of the Old Notes, dated March 13, 1998, by and among the Company and the initial purchasers referred to therein.

  This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

  Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on     , 1998, unless extended by the Company (the
"Expiration Date"). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

  Your attention is directed to the following:

    1. The Exchange Offer is for any and all Old Notes.

    2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions of the Exchange Offer."

    3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

    4. The Exchange Offer expires at 5:00 p.m., New York City time, on     ,
  1998, unless extended by the Company.

  If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by NTL Incorporated with respect to its Old Notes.

  This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

  Please tender the Old Notes held by you for my account as indicated below:

                                          AGGREGATE PRINCIPAL AMOUNT AT
                                          MATURITY OF OLD NOTES TENDERED


                                          _____________________________________

9 1/2% Senior Notes Due 2008

                                          _____________________________________
10 3/4% Senior Deferred Coupon Notes Due 2008


9 3/4% Senior Deferred Coupon Notes Due 2008

                                          _____________________________________

[_] Please do not tender any Old
   Notes held by you for my account.      _____________________________________

                                          _____________________________________
Dated: ________________________, 1998                 SIGNATURE(S)

                                          _____________________________________
                                          _____________________________________
                                                PLEASE PRINT NAME(S) HERE

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________
                                                       ADDRESS(ES)

                                          _____________________________________
                                             AREA CODE AND TELEPHONE NUMBER

                                          _____________________________________
                                              TAX IDENTIFICATION OR SOCIAL
                                                     SECURITY NO(S).

  None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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